                                      JOINT
                                 CODE OF ETHICS
                                       OF
                         1838 INVESTMENT ADVISORS FUNDS
                        1838 BOND-DEBENTURE TRADING FUND
                          1838 INVESTMENT ADVISORS, LLC
                       MBIA CAPITAL MANAGEMENT CORPORATION

PREAMBLE

                  This Code of Ethics has been adopted by

                  o the Board of Trustees of 1838 Investment Advisors Funds (the "Trust") on behalf of each series of the Trust listed on Appendix A hereto;

                  o the Board of Directors of 1838 Bond-Debenture Trading Fund (the "Fund");

                  o 1838 Investment Advisors, LLC ("1838 Advisors"), insofar as 1838 Advisors serves as investment adviser to the Trust and the Fund; and

                  o MBIA Capital Management Corporation ("MBIA"), insofar as MBIA serves as principal underwriter for the Trust.

                  The Code has been adopted in accordance with the requirements of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Act"). The Rule requires the Trust, the Fund, 1838 Advisors, and MBIA to adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the Code and the Rule, and to use reasonable diligence to prevent violations of the Code. Violations of sub-paragraph (b) of the Rule may constitute grounds for the imposition of significant administrative and civil injunctive, as well as criminal, sanctions by the U.S. Securities and Exchange Commission or the federal courts. In addition, the Trust or Fund may impose internal sanctions for violations of this Code. All persons that are or that are about to become covered by this Code are expected to be familiar with the proscriptions of this Rule. To that end, a summary of Rule 17j-1(b) is included as Appendix B to this Code.

                  Set forth below is the Code of Ethics adopted by the Trust, the Fund, 1838 Advisors, and MBIA in compliance with the Rule. This Code of Ethics is based upon the principle that the trustees and officers of the Trust, the directors and officers of the Fund, and certain affiliated persons of the Trust, the Fund, 1838 Advisors and MBIA owe a fiduciary duty to, among others, the shareholders of the Trust and/or the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Trust or the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

              1.  DEFINITIONS

                  The definitions of the terms used throughout this Code are set forth in Appendix C.

              2.  PROHIBITED TRANSACTIONS

                  (a) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth in Appendix B.

                  (b) No Access Person shall:

                      (i) purchase or sell, directly or indirectly, any security in which he or she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

                          (A) is being considered for purchase or sale by Trust
or Fund, as the case may be, or

                          (B) is being purchased or sold by the Trust or Fund;

                      (ii) disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Trust or Fund;

                      (iii) seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Trust or Fund because of such person's association with the Trust or Fund. For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to the Trust or Fund will not be considered to be in violation of this section:

                          (A) an occasional meal;

                          (B) an occasional ticket to a sporting event, the
theater or comparable entertainment, for which the Access Person will reimburse the host;

                          (C) a holiday gift of fruit or other foods; provided,
however, that such gift is made available to all members of the recipient's department.

                  (c) No Investment Personnel and no Access Person of 1838 Advisors shall:

                      (i) acquire directly or indirectly any beneficial ownership in any securities in an IPO or in a Limited Offering without the prior approval of W. Thacher Brown, George W. Gephart, Robert Herz, John Shope or Joseph Doyle. Any person authorized to purchase securities in an IPO or Limited Offering shall disclose that investment when involved in the Trust's or Fund's subsequent consideration of an investment in the issuer. In such circumstances, the Trust's or Fund's decision to purchase securities of the issuer shall be subject to independent review by the Trust's or Fund's officers, as the case may be, with no personal interest in the issuer;

                      (ii) unless an exception is granted, profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Any profits realized on such short-term trades shall be subject to disgorgement, except that the provisions in this paragraph 2(c)(ii) shall not apply to the purchase and sale, or sale and purchase, of MBIA, Inc. stock options.

                      (iii) serve on the board of directors of any publicly traded company without prior authorization of the Chairman and/or President of the Trust or Fund, as the case may be. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Trust or the Fund and the shareholders of the Trust or Fund, as the case may be;

                      (iv) buy or sell a Covered Security within at least seven
(7) calendar days before and after any portfolio of the Trust or the Fund trades in that security (without prior manager approval). Any profits realized (without prior manager approval) on trades within the proscribed period are required to be disgorged.

               3. EXEMPTED TRANSACTIONS

                  The prohibitions of Sections 2(b) and 2(c) of the Act shall not apply to:

                  (a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

                  (b) purchases or sales which are non-volitional on the part of either the Access Person or the Trust or Fund;

                  (c) purchases which are part of an automatic dividend reinvestment plan;

                  (d) purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

                  (e) purchases or sales of shares of any series of the Trust.

               4. COMPLIANCE PROCEDURES

                  (a) Pre-clearance

                      (i) With the exception of the Independent Trustees and the Independent Directors, all Access Persons generally shall receive prior approval from the Compliance Officer or other officer designated by the Board of Trustees or Board of Directors, as the case may be, before purchasing or selling securities.

                      (ii) The following transactions are exempt from prior clearance requirements:

                      o Mutual Funds - purchases or redemptions of shares of any open-end investment company, including 1838 Investment Advisors Funds and any of its series.

                      o U.S. Government Obligations - purchases or sales of direct obligations of the U.S. government.

                      o   Municipal Bonds.

                  (b) Initial and Annual Holdings Reports

                  All Access Persons shall disclose to the Compliance Officer within 10 days of becoming an Access Person, and thereafter on an annual basis as of December 31, (i) the name, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership and (ii) the name of any broker, dealer or bank with whom the Access Person maintains a securities account. The initial and annual reports shall be made on the appropriate forms attached under Appendix D.

                  (c) Quarterly Reports

                      (i) Every Access Person shall report to the Compliance Officer the information described below with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.

                      (ii) Each Independent Trustee or Independent Director, as the case may be, need only report a transaction in a security if such Trustee or Director, at the time of that transaction knew, or, in the ordinary course of fulfilling his official duties as a Trustee or Director, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee or Director, such security was purchased or sold by the Trust or the Fund, as the case may be, or was being considered for purchase by the Trust or the Fund or by 1838 Advisors on behalf of the Trust or Fund.

                      (iii) Reports required to be made under this Paragraph (c) shall be made not later than 10 days after the end of the calendar quarter. Every Access Person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the Securities Transaction Report form attached hereto under Appendix D or on any other form containing the following information:

                      With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                          (A) the date of the transaction, the name, the
interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                          (B) the nature of the transaction (i.e., purchase,
sale or any other type of acquisition or disposition);

                          (C) the price at which the transaction in the Covered
Security was effected;

                          (D) the name of the broker, dealer or bank with or
through which the transaction was effected; and

                          (E) the date that the report is submitted by the
Access Person.

With respect to any securities account established at a broker, dealer or bank during the quarter for the director or indirect benefit of the Access Person:

                          (A) the name of the broker, dealer or bank with whom
the Access Person established the account;

                          (B) the date the account was established; and

                          (C) the date that the report is submitted by the
Access Person.

                  (iv) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                  (d) Broker Confirms

                  With the exception of the Independent Trustees and the Independent Directors, every Access Person shall direct his or her brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all securities accounts.

                  (e) Notification of Reporting Obligation

                  The Compliance Officer shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

                  (f) Certification of Compliance with Code of Ethics

                      (i) With the exception of the Independent Trustees and Independent Directors, Access Persons shall certify annually that:

                          (A) they have read and understand the Code of Ethics
and recognize that they are subject thereto;

                          (B) they have complied with the requirements of the
Code of Ethics; and

                          (C) they have reported all personal securities
transactions required to be reported pursuant to the requirements of the Code of Ethics.

                  (g) Conflict of Interest

                  Every Access Person shall notify the Compliance Officer of any personal conflict of interest relationship, which may involve the Trust or the Fund, such as the existence of any economic relationship between transactions and securities held or to be acquired by any series of the Trust or the Fund. Such notification shall occur in the pre-clearance process.

                  (h) Review of Reports

                  The Compliance Officer or a designate immediately shall review all holdings reports submitted by each Access Person, including confirmations of personal securities transactions, to ensure that no trading has taken place in violation of the Rule or this Code of Ethics. Any violations of this Code shall be reported to the Board of Trustees of the Trust, or the Board of Directors of the Fund, as the case may be, in accordance with Section 5 of this Code. The Compliance Officer shall maintain a list of the persons responsible for reviewing the transactions and holdings reports.

               5. REPORTING OF VIOLATIONS

                  (a) The Compliance Officer shall promptly report to the Board of Trustees or the Board of Directors, as the case may be:

                      (i) all apparent violations of this Code of Ethics and the reporting requirements thereunder; and

                      (ii) any reported transaction in a Covered Security which was purchased or sold by the Trust or Fund within fifteen (15) days before or after the date of the reported transactions.

                  (b) When the Compliance Officer finds that a transaction otherwise reportable to the Board of Trustees or the Board of Directors under Paragraph (a) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-l(b), it may, in its discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board.

                  (c) The Board of Trustees or the Board of Directors, as the case may be, or a Committee created by a Board for that purpose, shall consider reports made to the Board hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

               6. ANNUAL REPORTING

                  (a) The Compliance Officer, 1838 Advisors and MBIA shall furnish the Board of Trustees or the Board of Directors, as the case may be, an annual report relating to this Code of Ethics. Such annual report shall:

                      (i) describe any issues arising under the Code of Ethics or procedures during the past year;

                      (ii) identify any material violations of this Code or procedures, including sanctions imposed in response to such violations, during the past year;

                      (iii) identify any recommended changes in the existing restrictions or procedures based upon the Trust's or Fund's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

                      (iv) certify that the Trust, Fund, 1838 Advisors and MBIA have adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

               7. SANCTIONS

                  Upon discovering a violation of this Code, the Board of Trustees or Board of Directors, as the case may be, may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

               8. RETENTION OF RECORDS

                  This Code of Ethics, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an access person hereunder, a list of all persons responsible for reviewing the reports required hereunder, a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in an IPO or Limited Offering, each memorandum made by the Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Trust and Fund as required under Rule 17j-l.

               9. ADOPTION AND APPROVAL

                  The Board of Trustees of the Trust and Board of Directors of the Fund, including a majority of the Independent Trustees or Independent Directors, as the case may be, shall approve the Code of Ethics of the Trust or the Fund, 1838 Advisors and MBIA, and any material changes to these Codes. The Board shall approve any material change to a Code no later than six (6) months after the adoption of the material change.

                  Before approving any code of ethics or any amendment to such code, the Board shall have received a certification from the Trust or Fund, as the case may be, 1838 Advisors and MBIA that it has adopted procedures reasonably necessary to prevent Access Persons from violating 1838 Advisors' or MBIA's Code of Ethics.

Dated:  _______________, 2002

                                   APPENDIX A
                    Series of 1838 Investment Advisors Funds

                         1838 International Equity Fund

                             1838 Fixed Income Fund

                           1838 Large Cap Equity Fund

                                   APPENDIX B
                            Summary of Rule 17j-1(b)

It shall be unlawful for

o any affiliated person of, or principal underwriter for, a registered investment company, or

o any affiliated person of an investment adviser of, or principal underwriter for, a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired [see Note below] . . . by such registered investment company:

(1) to employ any device, scheme or artifice to defraud such registered investment company;

(2) to make to such registered investment company

         o        any untrue statement of a material fact or

         o omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

(4) to engage in any manipulative practice with respect to such registered investment company.

NOTE:

For purposes of Rule 17j-1, a "security held or to be acquired" by a registered investment company means"

any Covered Security within the meaning of the Rule (see the definition of the term "Covered Security" in Appendix C to this Code) which, within the most recent fifteen (15) calendar days:

o        is or has been held by the investment company; or

o is being or has been considered by such company, or its investment adviser, for purchase by the company any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described above.

                                   APPENDIX C
            DEFINITIONS OF TERMS USED WITHIN THE JOINT CODE OF ETHICS

         (a) "Access Person" means:

                  (i) Any director, trustee, officer, general partner or Advisory Person of the Trust, the Fund or of 1838 Advisors.

                  (ii) Any director, officer, or general partner of MBIA who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations to the Trust regarding the purchase or sale of Covered Securities.

         (b)      "Advisory Person" means

                  (i) any employee of the Trust, Fund or 1838 Advisors (or of any company in a control relationship to the Trust, Fund or 1838 Advisors) who, in connection with his regular functions or duties, makes, participates in, or obtains current information regarding the purchase or sale of a Covered Security by the Trust or Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                  (ii) any natural person in a control relationship to the Trust, Fund or 1838 Advisors, who obtains information concerning recommendations made to the Trust or Fund with regard to the purchase or sale of a Covered Security by the Trust or Fund.

         (c) A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made and communicated to the Trading Desk, which includes when the Trust or Fund has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         (d) "Beneficial ownership" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security regardless of who is the registered owner. This would include:

                  (i) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;

                  (ii) securities held in the name of a member of his or her immediate family (spouse, minor child and adults) sharing the same household;

                  (iii) securities held by a trustee, executor, administrator, custodian or broker;

                  (iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

                  (v) securities held by a corporation which can be regarded as a personal holding company of a person; and

                  (vi) securities recently purchased by a person and awaiting transfer into his or her name.

         (e) "Compliance Officer" means the officer or employee of the Trust or Fund, as the case may be, who is authorized and appointed by the Trust or Fund to perform, or procure the performance of, the various responsibilities assigned to such Compliance Officer by this Code.

         (f) "Control" has the same meaning as that set forth in Section 2(a)(9) of the Act.

         (g) "Covered Security" means a security as defined in Section 2(a)(36) of the Act, except that it shall not include

                  (i) direct obligations of the Government of the United States;

                  (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  (iii) shares issued by registered open-end investment companies.

         (h) "Independent Trustee" and "Independent Director" means a Trustee of the Trust and Director of the Fund, respectively, who is not an "interested person" of the Trust or Fund, respectively, within the meaning of Section 2(a)(19) of the Act.

         (i) "Initial Public Offering" ("IPO") means an offering of securities registered under the Securities Act of 1933 ("Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         (j)      "Investment Personnel" means:

                  (i) any employee of the Trust, the Fund, or 1838 Advisors (or of any company in a control relationship to the Trust, the Fund or 1838 Advisors), who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or the Fund; and

                  (ii) any natural person who controls the Trust, the Fund, or 1838 Advisors and who obtains information concerning recommendations made to the Trust or Fund regarding the purchase or sale of securities by the Trust or Fund.

         (k) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act.

         (l) "Purchase or Sale of a Covered Security" includes the writing of an option to purchase or sell a Covered Security.

         (m)      "Security Held or to be Acquired" by the Trust or Fund means:

                  (i) any Covered Security which, within the most recent fifteen (15) days:

                                    (A)     is or has been held by the Trust or
                                            Fund; or

                                    (B)     is being or has been considered by
                                            the Trust, Fund or 1838 Advisors for
                                            purchase by the Trust or the Fund;
                                            and

                  (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (m)(i) of this section.

         (n) "Security" as defined in Section 2(a)(36) of the Act means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

                                   APPENDIX D

                         1838 INVESTMENT ADVISORS FUNDS
                        1838 BOND-DEBENTURE TRADING FUND
                          1838 INVESTMENT ADVISORS, LLC
                       MBIA CAPITAL MANAGEMENT CORPORATION
                              JOINT CODE OF ETHICS

                             INITIAL HOLDINGS REPORT

To the Compliance Officer of 1838 Investment Advisors Funds, 1838 Bond-Debenture Trading Fund, 1838 Investment Advisors, LLC or MBIA Capital Management Corporation.

                  1. I hereby acknowledge receipt of a copy of the Joint Code of Ethics for 1838 Investment Advisors Funds (the "Trust") and 1838 Bond-Debenture Trading Fund (the "Fund").

                  2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

                  3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust or Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its series, or by the Fund.

                  4. As of the date below I had a direct or indirect beneficial ownership interest in the following securities:

                                                             Type of Interest
Name of Securities             Number of Shares            (Direct or Indirect)
------------------             ----------------            --------------------

                  5. As of the date below, the following is a list of all brokers, dealers or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:

                                                     Type of Interest
Firm                Account                        (Direct or Indirect)
----                -------                        --------------------


Date:                                        Signature:
     --------------------------------                  -------------------------
                                             Print Name:
                                                        ------------------------
                                             Title:
                                                   -----------------------------
                                             Employer's Name:
                                                              ------------------

                         1838 INVESTMENT ADVISORS FUNDS
                        1838 BOND-DEBENTURE TRADING FUND
                          1838 INVESTMENT ADVISORS, LLC
                       MBIA CAPITAL MANAGEMENT CORPORATION

                              JOINT CODE OF ETHICS

                             ANNUAL HOLDINGS REPORT

To the Compliance Officer of 1838 Investment Advisors Funds (the "Trust"), 1838 Bond-Debenture Trading Fund (the "Fund"), 1838 Investment Advisors, LLC, or MBIA Capital Management Corporation.

                  1. I have read and understand the Joint Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person."

                  2. I hereby certify that, during the year ended December 31, ___, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

                  3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust or Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its Series, or by the Fund.

                  4. As of December 31, _____, I had a direct or indirect beneficial ownership interest in the following securities:

                                                             Type of Interest
Name of Securities            Number of Shares             (Direct or Indirect)
------------------            ----------------             --------------------


                  5. As of December 31, ___, the following is a list of all brokers, dealers, or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:

                                                     Type of Interest
Firm                Account                        (Direct or Indirect)
----                -------                        --------------------


Date:                                        Signature:
     --------------------------------                  -------------------------
                                             Print Name:
                                                        ------------------------
                                             Title:
                                                   -----------------------------
                                             Employer's Name:
                                                              ------------------

                         1838 INVESTMENT ADVISORS FUNDS
                        1838 BOND-DEBENTURE TRADING FUND
                          1838 INVESTMENT ADVISORS, LLC
                       MBIA CAPITAL MANAGEMENT CORPORATION

                         Securities Transactions Report

                  For the Calendar Quarter Ended:______________

To the Compliance Officer of 1838 Investment Advisors Funds ("the Trust"), 1838 Bond-Debenture Trading Fund (the "Fund"), 1838 Investment Advisors, LLC, or MBIA Capital Management:

                  During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Joint Code of Ethics adopted by the Trust and the Fund.

------------------------------------------------------------------------------------------------------------------------------------
     SECURITY
    (including
interest rate and                                                             NATURE OF TRANSACTION               BROKER/DEALER OR
maturity date, if       DATE OF                           DOLLAR AMOUNT OF       (Purchase, Sale,                 BANK THROUGH WHOM
   applicable)        TRANSACTION       NO. OF SHARES       TRANSACTION             Other)             PRICE          EFFECTED
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

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
                  During the quarter referred to above, the following accounts were established by me in which securities were held for my direct or indirect benefit:

--------------------------------------------------------------------------------
       FIRM NAME
(broker, dealer or bank)   DATE ACCOUNT WAS ESTABLISHED       ACCOUNT NUMBER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

                  Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust or Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its Series, or by the Fund.

Date:                                        Signature:
     --------------------------------                  -------------------------
                                             Print Name:
                                                        ------------------------
                                             Title:
                                                   -----------------------------
                                             Employer's Name:
                                                              ------------------